Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations are derived from the historical consolidated financial statements of Enzon Pharmaceuticals, Inc. and give effect to (i) the sale (the "Asset Sale") of Enzon's specialty pharmaceuticals business ("Specialty Pharmaceuticals") to Klee Pharmaceuticals, Inc. and Defiante Farmacêutica, S.A. (together, the "Purchasing Parties") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of November 9, 2009, by and between the Purchasing Parties and Sigma-Tau Finanziaria S.p.A. (solely with respect to certain sections of the Asset Purchase Agreement), on the one hand, and Enzon, on the other hand, (ii) the receipt of the net proceeds from the Asset Sale and (iii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The following unaudited pro forma condensed consolidated financial statements reflect Enzon’s continued ownership of its royalties and the research and development operations.

Pro forma financial information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical information give effect to events that are directly attributable to the Asset Sale, factually supportable, and expected to have a continuing impact.

The unaudited pro forma condensed consolidated financial statements consist of:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2009;

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2009 and September 30, 2008; and

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2008, December 31, 2007 and December 31, 2006.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the Asset Sale as if it occurred as of September 30, 2009 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of January 1, 2006 for the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in Enzon’s Form 10-K for the year ended December 31, 2008 and Form 10-Q for the nine months ended September 30, 2009, as filed with the Securities and Exchange Commission, which are incorporated herein by reference.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report of Form 8-K proxy statement.

Enzon did not account for Specialty Pharmaceuticals as, and it was not operated as, a separate, stand-alone entity, subsidiary or division for the periods presented. The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what Enzon's actual financial position and results of operations would have been had the Asset Sale occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be fully indicative of Enzon's future financial performance. For example, actions that management may undertake to reduce overhead expenses in light of the Asset Sale are not reflected.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
September 30, 2009
(In thousands)

		Pro Forma Adjustments
	As Reported	Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$48,614	$—	$300,000	(a)	$348,614
Short-term investments	61,899	—	—		61,899
Accounts receivable, net	15,199	14,918	—		281
Inventories	17,061	17,061	—		—
Other current assets	7,626	3,119	—		4,507
Total current assets	150,399	35,098	300,000		415,301

Property and equipment, net	40,623	12,173	—		28,450
Marketable securities	90,791	—	—		90,791
Amortizable intangible assets, net	52,514	52,514	—		—
Other assets	3,348	90	—		3,258
Total assets	$337,675	$99,875	$300,000		$537,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,007	$4,408	$—		$1,599
Accrued expenses	23,733	10,114	—		13,619
Total current liabilities	29,740	14,522	—		15,218

Notes payable	250,050	—	—		250,050
Other liabilities	4,482	—	—		4,482
Total liabilities	284,272	14,522	—		269,750
Stockholders’ equity	53,403	85,353	300,000	(b)	268,050
Total liabilities and stockholders’ equity	$337,675	$99,875	$300,000		$537,800

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009
(In thousands, except per-share data)

			Pro Forma Adjustments
	As Reported		Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
Product sales, net	$88,250		$88,250	$—		$—
Royalties	41,146		1,931	—		39,215
Contract manufacturing	11,037		11,037	—		—
Contract research and development	—		—	5,202	(d)	5,202
Total revenues	140,433		101,218	5,202		44,417
Costs and expenses:
Cost of product sales and contract manufacturing	37,357		37,357	—		—
Research and development	53,783		19,450	5,202	(d)	39,535
Selling, general and administrative	46,197		36,183	17,340	(c)	27,354
Amortization of acquired intangible assets	500		500	—		—
Restructuring charge	1,610		916	—		694
Total costs and expenses	139,447		94,406	22,542		67,583
Operating income (loss)	986		6,812	(17,340)		(23,166)
Other expense	(438)		—	—		(438)
Income (loss) before income tax	548		6,812	(17,340)		(23,604)
Income tax benefit	(699)		(243)	—	(e)	(456)
Net income (loss)	$1,247		$7,055	$(17,340)		$(23,148)
Earnings (loss) per common share:
Basic	$0.03					$(0.51)
Diluted	$0.03	*				$(0.51)
Weighted average shares outstanding:
Basic	45,116					45,116
Diluted	45,523	*				45,116

*  Inclusion of convertible notes in the computation of diluted earnings per share would be antidilutive.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2008
(In thousands, except per-share data)

		Pro Forma Adjustments
	As Reported	Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
Product sales, net	$85,547	$85,547	$—		$—
Royalties	44,346	1,837	—		42,509
Contract manufacturing	18,634	18,634	—		—
Contract research and development	—	—	2,577	(d)	2,577
Total revenues	148,527	106,018	2,577		45,086
Costs and expenses:
Cost of product sales and contract manufacturing	48,018	48,018	—		—
Research and development	42,489	11,678	2,577	(d)	33,388
Selling, general and administrative	52,121	40,437	18,364	(c)	30,048
Amortization of acquired intangible assets	500	500	—		—
Restructuring charge	2,392	2,392	—		—
Total costs and expenses	145,520	103,025	20,941		63,436
Operating income (loss)	3,007	2,993	(18,364)		(18,350)
Net other expense	(4,798)	—	—		(4,798)
Loss before income tax	(1,791)	2,993	(18,364)		(23,148)
Income tax	458	239	—	(e)	219
Net loss	$(2,249)	$2,754	$(18,364)		$(23,367)
Loss per common share:
Basic	$(0.05)				$(0.53)
Diluted	$(0.05)				$(0.53)
Weighted average shares outstanding:
Basic	44,328				44,328
Diluted	44,328				44,328

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Fiscal Year Ended December 31, 2008
(In thousands, except per-share data)

		Pro Forma Adjustments
	As Reported	Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
Product sales, net	$113,789	$113,789	$—		$—
Royalties	59,578	2,609	—		56,969
Contract manufacturing	23,571	23,571	—		—
Contract research and development	—	—	4,078	(d)	4,078
Total revenues	196,938	139,969	4,078		61,047
Costs and expenses:
Cost of product sales and contract manufacturing	61,702	61,702	—		—
Research and development	58,089	14,605	4,078	(d)	47,562
Selling, general and administrative	71,310	54,644	23,703	(c)	40,369
Amortization of acquired intangible assets	667	667	—		—
Restructuring charge	2,117	2,117	—		—
Total costs and expenses	193,885	133,735	27,781		87,931
Operating income (loss)	3,053	6,234	(23,703)		(26,884)
Net other expense	(5,464)	—	—		(5,464)
Loss before income tax	(2,411)	6,234	(23,703)		(32,348)
Income tax	304	49	—	(e)	255
Net loss	$(2,715)	$6,185	$(23,703)		$(32,603)
Loss per common share:
Basic	$(0.06)				$(0.73)
Diluted	$(0.06)				$(0.73)
Weighted average shares outstanding:
Basic	44,398				44,398
Diluted	44,398				44,398

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Fiscal Year Ended December 31, 2007
(In thousands, except per-share data)

		Pro Forma Adjustments
	As Reported	Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
Product sales, net	$100,686	$100,686	$—		$—
Royalties	67,305	2,144	—		65,161
Contract manufacturing	17,610	17,610	—		—
Contract research and development	—	—	3,995	(d)	3,995
Total revenues	185,601	120,440	3,995		69,156
Costs and expenses:
Cost of product sales and contract manufacturing	54,978	54,978	—		—
Research and development	54,624	9,102	3,995	(d)	49,517
Selling, general and administrative	65,723	55,536	23,237	(c)	33,424
Amortization of acquired intangible assets	707	707	—		—
Restructuring charge	7,741	7,741	—		—
Gain on sale of royalty interest	(88,666)	—	—		(88,666)
Total costs, expenses and gain	95,107	128,064	27,232		(5,725)
Operating income	90,494	(7,624)	(23,237)		74,881
Net other expense	(5,508)	—	—		(5,508)
Income before income tax	84,986	(7,624)	(23,237)		69,373
Income tax	1,933	408	—	(e)	1,525
Net income	$83,053	$(8,032)	$(23,237)		$67,848
Earnings per common share:
Basic	$1.89				$1.54
Diluted	$1.29				$1.08
Weighted average shares outstanding:
Basic	43,927				43,927
Diluted	72,927				72,927

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Fiscal Year Ended December 31, 2006
(In thousands, except per-share data)

		Pro Forma Adjustments
	As Reported	Sale of Specialty Pharmaceuticals	Other Adjustments		Pro Forma
Product sales, net	$101,024	$101,024	$—		$—
Royalties	70,562	2,645	—		67,917
Contract manufacturing	14,067	14,067	—		—
Contract research and development	—	—	3,329	(d)	3,329
Total revenues	185,653	117,736	3,329		71,246
Costs and expenses:
Cost of product sales and contract manufacturing	50,121	50,121	—		—
Research and development	42,907	7,322	3,329	(d)	38,914
Selling, general and administrative	70,382	60,362	18,983	(c)	29,003
Amortization of acquired intangible assets	743	743	—		—
Acquired in-process research and development	11,000	—	—		11,000
Total costs and expenses	175,153	118,548	22,312		78,917
Operating income (loss)	10,500	(812)	(18,983)		(7,671)
Net other income	11,567	—	—		11,567
Income before income tax (benefit)	22,067	(812)	(18,983)		3,896
Income tax (benefit)	758	175	—	(e)	583
Net income	$21,309	$(987)	$(18,983)		$3,313
Earnings per common share:
Basic	$0.49				$0.08
Diluted	$0.46				$0.08	*
Weighted average shares outstanding:
Basic	43,600				43,600
Diluted	61,379				43,600	*

*  Inclusion of convertible notes in the computation of diluted earnings per share would be antidilutive.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Pro forma information is intended to reflect the impact of the Asset Sale on Enzon’s historical financial position and results of operations through adjustments that are directly attributable to the Asset Sale, that are factually supportable and that are expected to have continuing impact. In order to accomplish this, Enzon eliminated the historical results of Specialty Pharmaceuticals from Enzon's historical financials. This represents the assets and liabilities that will be conveyed to the Purchasing Parties as a result of the Asset Sale. It also represents the results of operations of Enzon’s products and contract manufacturing segments as well as the research and development activities conducted by Enzon in support of Enzon's four U.S. Food and Drug Administration approved products: Oncaspar for the treatment of patients with acute lymphoblastic leukemia; Adagen for the treatment of severe combined immunodeficiency disease; Abelcet, an antifungal agent, and DepoCyt for treatment of lymphomatous meningitis (the "Products"). The Products were sold to the Purchasing Parties as part of the Asset Sale. Enzon further adjusted for (i) continuing research and development activities to be performed by Enzon on a contract basis and (ii) allocated general and administrative expenses.

These unaudited pro forma condensed consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position.

In the preparation of the pro forma balance sheet as of September 30, 2009, the assumption was made that the assets were sold and liabilities were assumed by the Purchasing Parties pursuant to the Asset Purchase Agreement on September 30, 2009. The assumption made for purposes of the statements of operations was that the Asset Sale took place on January 1, 2006.

(a)
Reflects estimated proceeds to be received at the closing of sale of Specialty Pharmaceuticals. The sale price is $300.0 million. Transaction-related costs and expenses amounting to an estimated $7.5 million – $8.5 million will be offset against the proceeds in calculating the accounting gain. The unaudited condensed consolidated pro forma statements of operations do not reflect these expenses as they are nonrecurring in nature; however, these expenses will be reflected in Enzon's financial statements when the Asset Sale is consummated. Additionally, there is the potential for a working capital adjustment. Pursuant to the Asset Purchase Agreement, if the working capital balance at the time of closing exceeds the target amount of working capital as set forth in the Asset Purchase Agreement, then the purchase price will be adjusted upward in an amount equal to the excess, and if the working capital balance at the time of closing is less than the target amount, then the purchase price will be adjusted downward in an amount equal to the deficiency.

(b)
The excess of the net proceeds from the sale (the $300.0 million purchase price less transaction costs) over the net book value of the net assets being sold will be the overall measure of the gain to Enzon. The sale is expected to be accounted for in two parts: a sale of net assets of the discontinued operations and a sale of Enzon's in-process research and development related to ongoing development work on the Oncaspar and Adagen sourcing programs. The purchase price will be allocated between the net assets and the in-process research and development. At the closing of the Asset Sale, any excess of purchase price received by Enzon, less transaction expenses, over the book value of the assets sold will be recognized as a gain for financial accounting purposes. In subsequent reporting periods, Specialty Pharmaceuticals for current and prior periods, including the gain on the sale of the assets, will be presented as a discontinued operation for financial reporting purposes. The portion of the purchase price allocated to in-process research and development will be recognized in earnings from continuing operations as earned in future periods along with related milestone payments payable pursuant to the Asset Purchase Agreement, if any. While the final allocation of the sales price to the various components of the Asset Sale will not be completed until after the closing date, it is estimated that the amount that may be allocated to in-process research and development could approximate $40.0 million.

The pro forma disclosures do not take into account the allocation of the sales price nor the timing of earnings recognition. Furthermore, no income taxes are assumed to be payable on the Asset Sale due to the underlying tax basis of the assets being sold and the availability of net operating loss carryforwards. The Asset Sale is expected to be subject to nominal amounts of Federal alternative minimum tax and state income tax.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(c)
The adjustment adds back the allocated corporate general and administrative expense that was included in the operating results of Specialty Pharmaceuticals. These expenses will continue to be recorded as an expense of the retained Enzon business in whole or in part. The actual effect on Enzon’s corporate overhead resulting from the Asset Sale cannot be objectively measured. The unaudited pro forma condensed consolidated financial statements do not reflect actions that may have been taken by management subsequent to the Asset Sale to reduce costs nor do they reflect the cost structure that will exist in the future.

(d)
As part of a transition services agreement with the Purchasing Parties, Enzon will continue to provide research and development services to Defiante Farmacêutica, S.A. Costs to be incurred will be reimbursed to Enzon and Enzon will receive a mark-up on those costs at percentages provided for in the transition services agreement. The amount of the mark-up cannot be reasonably estimated at this time. The duration of this contract research and development effort is anticipated to be between one and three years.

(e)	No income tax provisions have been made due either to current period operating losses or the utilization of deferred tax assets to offset taxes that would otherwise accrue to operating income.

The pro forma adjustments to the statements of operations do not include the following revenues, expenses and events:

•	milestone payments related to research and development efforts that may be received in the event of achievement of certain regulatory approvals;

•	royalty payments that Enzon would be entitled to receive upon the achievement of Product sales revenues through 2014 in excess of baseline sales levels as outlined in the Asset Purchase Agreement;

•
expense related to the vesting of unvested and unrecognized stock options and nonvested shares upon the closing of the Asset Sale (the estimated amount of the accelerated vesting is approximately $1.5 million);

•
expense related to the possible vesting of unvested and unrecognized stock options and nonvested shares held by Enzon’s executive officers under circumstances to be agreed upon by Enzon and such executive officers (the estimated amount of the possible accelerated vesting for such executive officers is approximately $4.6 million); and

•	potential uses of net proceeds from the Asset Sale, including repurchase of $0 to $250 million of Enzon's 4% Convertible Senior Notes due 2013.